Exhibit 99.(h)(30)

STATE STREET LETTERHEAD

June 30, 2009

Each of the Borrowers listed

on Appendix I hereto

Eleven Madison Avenue

New York, NY 10010

Attention:  Michael Pignataro, Chief Financial Officer

RE:  First Amendment to Credit Suisse Family of Funds Line of Credit

Ladies and Gentlemen:

State Street Bank and Trust Company (the “Bank”) has made available to each of the investment companies registered under the Investment Company Act listed on Appendix I attached hereto (each, a “Borrower”), each acting on behalf of its respective Funds as specified from time to time on Appendix I hereto (each such fund series, a “Fund”), a $50,000,000.00 committed, unsecured line of credit (the “Committed Line”) as described in a letter agreement dated June 10, 2009, by and among the Borrowers and the Bank (as amended, the “Loan Agreement”).  The obligations of the Borrowers arising under the Committed Line are evidenced by a promissory note in the original principal amount of $50,000,000.00 dated June 10, 2009 (the “Note”).  Any capitalized term not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to amend the Loan Agreement as set forth below.  Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower, on behalf of the Funds, and the Bank agree as follows:

I.              Amendments to Loan Documents

1.             The Borrowers have informed the Bank, that effective as of the date hereof, The Chile Fund, Inc., The Emerging Markets Telecommunications Fund, Inc., The First Israel Fund, Inc., The Indonesia Fund, Inc. and The Latin America Equity Fund, Inc. (together, the “Terminated Funds”) will be terminated as Borrowers and as Funds under the Loan Documents.  Accordingly, the parties hereto agree that, subject to payment and satisfaction in full of all principal, interest, fees and other obligations or amounts owing by the Terminated Funds under the Loan Agreement, each of the Terminated Funds is hereby terminated as a “Borrower” and as a “Fund” for all purposes under the Loan Agreement and Note.

2.             The Appendix I to each of the Loan Agreement and Note is hereby deleted in its entirety and the Appendix I attached hereto is substituted in each instance thereof.

II.            Miscellaneous

1.             Other than as amended hereby, all terms and conditions of the Loan Agreement and all related Loan Documents are ratified and affirmed as of the date hereof and extended in order to give effect to the terms hereof.

2.             Each of the Borrowers, for itself and on behalf of each of its respective Funds, represents and warrants to the Bank as follows:  (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties of such Borrower contained in the Loan Agreement is true and correct in all material respects on and as of the date of this letter amendment; (c) the execution, delivery and performance of this letter amendment, and the Loan Documents, as amended hereby (collectively, the “Amended Loan Documents”):  (i) are, and will be, within such Borrower’s or Fund’s power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals including from any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the declaration of trust certificate or articles of incorporation or by-laws or other organizational documents of such Borrower or such Fund or any law, rule or regulation applicable to such Borrower or such Fund, (v) do not constitute a default under any other agreement, order or undertaking binding on such Borrower or such Fund, and (vi) do not require the consent or approval of any other party other than for those consents and approvals which have been received; and (d) each of the Amended Loan Documents constitutes the legal, valid, binding and enforceable obligation of such Borrower and such Fund, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3.             Upon receipt of a fully executed copy of this letter amendment and such other documents or instruments as the Bank may reasonably request, this letter amendment shall constitute an amendment to the Loan Agreement to be governed by the laws of the Commonwealth of Massachusetts.

4.             This letter amendment may be executed in counterparts each of which shall be deemed to be an original document.

[Remainder of Page Intentionally Left Blank.]

If the foregoing is acceptable to you, please have an authorized officer of the Borrower execute this letter amendment below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

		By:	/s/ Paul J. Koobatian
Paul J. Koobatian, Vice President

Agreed to and accepted:

Acknowledged and Accepted:

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

By:	/s/Michael A. Pignataro
Title:	CFO

CREDIT SUISSE CAPITAL FUNDS, on behalf of
its fund series as listed in Appendix I attached hereto

By:	/s/Michael A. Pignataro
Title:	CFO

CREDIT SUISSE LARGE CAP GROWTH FUND

By:	/s/Michael A. Pignataro
Title:	CFO

CREDIT SUISSE COMMODITY RETURN STRATEGY FUND

By:	/s/Michael A. Pignataro
Title:	CFO

CREDIT SUISSE GLOBAL HIGH YIELD FUND, INC.

By:	/s/Michael A. Pignataro
Title:	CFO

CREDIT SUISSE GLOBAL FIXED INCOME FUND, INC.

By:	/s/Michael A. Pignataro
Title:	CFO

CREDIT SUISSE GLOBAL SMALL CAP FUND, INC.

By:	/s/Michael A. Pignataro
Title:	CFO

CREDIT SUISSE INSTITUTIONAL FUND, INC., on behalf of
its fund series as listed in Appendix I attached hereto

By:	/s/Michael A. Pignataro
Title:	CFO

CREDIT SUISSE INTERNATIONAL FOCUS FUND, INC.

By:	/s/Michael A. Pignataro
Title:	CFO

CREDIT SUISSE LARGE CAP BLEND FUND, INC.

By:	/s/Michael A. Pignataro
Title:	CFO

CREDIT SUISSE MID-CAP CORE FUND, INC.

By:	/s/Michael A. Pignataro
Title:	CFO

CREDIT SUISSE OPPORTUNITY FUNDS, on behalf of
its fund series as listed in Appendix I attached hereto

By:	/s/Michael A. Pignataro
Title:	CFO

CREDIT SUISSE TRUST, on behalf of
its fund series as listed in Appendix I attached hereto

By:	/s/Michael A. Pignataro
Title:	CFO

Terminating Borrowers:

THE CHILE FUND, INC.

By:	/s/Michael A. Pignataro
Title:	CFO

THE EMERGING MARKETS TELECOMMUNICATIONS FUND, INC.

By:	/s/Michael A. Pignataro
Title:	CFO

THE FIRST ISRAEL FUND, INC.

By:	/s/Michael A. Pignataro
Title:	CFO

THE INDONESIA FUND, INC.

By:	/s/Michael A. Pignataro
Title:	CFO

THE LATIN AMERICA EQUITY FUND, INC.

By:	/s/Michael A. Pignataro
Title:	CFO

APPENDIX I

List of Borrowers and Funds

	Custodian	Specified Percentage
CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.	SSB(1)	10%

CREDIT SUISSE CAPITAL FUNDS, on behalf of:
Credit Suisse Large Cap Value Fund	SSB	33 1/3%
Credit Suisse Small Cap Core Fund	SSB	33 1/3%

CREDIT SUISSE LARGE CAP GROWTH FUND	SSB	10%

CREDIT SUISSE COMMODITY RETURN STRATEGY FUND	SSB	20%

CREDIT SUISSE GLOBAL HIGH YIELD FUND, INC.	SSB	25%

CREDIT SUISSE GLOBAL FIXED INCOME FUND, INC.	SSB	33 1/3%

CREDIT SUISSE GLOBAL SMALL CAP FUND, INC.	SSB	25%

CREDIT SUISSE INSTITUTIONAL FUND, INC. on behalf of:
Asia Bond Portfolio	SSB	15%
International Focus Portfolio	SSB	25%

CREDIT SUISSE INTERNATIONAL FOCUS FUND, INC.	SSB	25%

CREDIT SUISSE LARGE CAP BLEND FUND, INC.	SSB	33 1/3%

CREDIT SUISSE MID-CAP CORE FUND, INC.	SSB	33 1/3%

CREDIT SUISSE OPPORTUNITY FUNDS, on behalf of:
Credit Suisse High Income Fund	SSB	20%

CREDIT SUISSE TRUST, on behalf of:
Commodity Return Strategy Portfolio	SSB	20%
International Equity Flex I Portfolio	SSB	33 1/3%
International Equity Flex II Portfolio	SSB	33 1/3%
International Equity Flex III Portfolio	SSB	33 1/3%
U.S. Equity Flex I Portfolio	SSB	33 1/3%
U.S. Equity Flex II Portfolio	SSB	33 1/3%
U.S. Equity Flex III Portfolio	SSB	33 1/3%
U.S. Equity Flex IV Portfolio	SSB	33 1/3%

(1)  State Street Bank and Trust Company as custodian